EXHIBIT 5.1

                               July, 2000

FLAG Financial Corporation
101 North Greenwood Street
LaGrange, Georgia  30240

Re:      Registration Statement on Form S-8
         FLAG Financial Corporation
         FLAG Financial Corporation 1994 Employee Stock Incentive Plan FLAG Financial Corporation 1994 Directors Stock Incentive Plan

Ladies and Gentlemen:

     This opinion is given in connection with the filing by FLAG Financial Corporation, a Georgia corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pursuant to an Amendment to Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 628,126 shares (the "Shares") of common stock, $1.00 par value, of the Company, to be offered and sold by the Company pursuant to the FLAG Financial Corporation 1994 Employee Stock Incentive Plan and the FLAG Financial Corporation 1994 Directors Stock Incentive Plan (the "Plans").

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the shares to be issued pursuant to the Plans as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to this opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

     We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1.   The Shares have been duly authorized; and

     2. Upon the issuance and delivery of the Shares and payment therefor as provided in the Plans and as contemplated by the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.


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     We hereby  consent  to the filing of this  opinion  as  Exhibit  5.1 to the
Registration Statement.

                                Very truly yours,


                                /s/ Powell, Goldstein, Frazer & Murphy LLP